EXHIBIT 4.1

     NUMBER
U-__________                                                               UNITS

  SEE REVERSE FOR
CERTAIN DEFINITIONS      ARDENT ACQUISITION CORPORATION

                                                                           CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO PURCHASE
                           ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____________________________________________________________

is the owner of _________________________________________________________ Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Ardent Acquisition Corporation, a Delaware corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on later of
(i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ______________, 2006, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2009, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2005, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

      This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

      Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

                         ARDENT ACQUISITION CORPORATION
                                    CORPORATE
                                    DELAWARE
                                      SEAL
                                      2004

By

   ________________________________             ________________________________
              Chairman of the Board             Secretary

                         ARDENT ACQUISITION CORPORATION

      The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                          UNIF GIFT MIN ACT - ______ Custodian _______
TEN ENT - as tenants by the entireties                                      (Cust)           (Minor)
JT TEN -  as joint tenants with right of survivorship                   under Uniform Gifts to Minors
          and not as tenants in common                                  Act ______________
                                                                                (State)

Additional Abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, ___________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

--------------------------------------

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________ UNITS

REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

_______________________________________________________________________ ATTORNEY
TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WILL FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _______________________

                                ________________________________________________
                                NOTICE: The  signature to this  assignment  must
                                        correspond with the name as written upon
                                        the  face of the  certificate  in  every
                                        particular,    without   alteration   or
                                        enlargement or any change whatever.

Signature(s) Guaranteed:


____________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).